                      AGREEMENT OF GUARANTY AND SURETYSHIP
                                    (PAYMENT)



        MADE as of the 30th day of November, 1995, by TRANS CONTINENTAL AIRLINES, INC., a ___________________________ corporation, ("Guarantor"), to and for the benefit SENSTAR CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                  WITNESSETH:

        WHEREAS, as more fully provided in that certain Credit Agreement (the "Credit Agreement") of even date herewith between Lender and Airship International, LTD. (the "Borrower"), Lender has agreed to make a term loan in the original principal amount of $3,500,000 (the "Term Loan");

        WHEREAS, the proceeds of the Term Loan are being advanced to the Borrower to enable the Borrower to, among other things, acquire a certain Series 500HP Skyship, Registration No. N501LP ("Skyship") from Trans Continental Leasing, Inc., a wholly owned subsidiary of Guarantor ("Trans Continental Leasing");

        WHEREAS, Guarantor will benefit from Lender making the Term Loan and Borrower purchasing the Skyship from Trans Continental Leasing.

         NOW, THEREFORE, to induce Lender to make the Term Loan and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

        1. Defined Terms. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms under the Credit Agreement.

        2. Guaranteed Obligations. Guarantor unconditionally guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by Borrower of all the following (hereinafter collectively referred to as the "Obligations"):

                       (i) all obligations, now outstanding or hereafter arising, of Borrower to Lender, including without limitation, those obligations evidenced by the Term Note and those arising under the Credit Agreement, as the same may be amended, supplemented, renewed or replaced from time, and

                       (ii) all sums now or hereafter to be paid by Borrower under all other agreements, instruments and documents given to Lender to evidence, secure or otherwise support the Borrower's obligations under the Credit Agreement (all such agreements, instruments and documents, including the Credit Agreement, as the same may be amended, supplemented, renewed or replaced from time to time being hereinafter referred to as the "Loan Documents").

                         EXHIBIT "B" TO CREDIT AGREEMENT
                                NOT FOR EXECUTION







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

        3. Unconditional Guaranty and Suretyship. Guarantor agrees to pay the Obligations immediately when due, irrespective of whether or not any one or more of the following events have occurred: (i) Lender has made any demand on Borrower; (ii) Lender has taken any action of any nature against Borrower;
 (iii) Lender has pursued any rights which Lender has against any other person who may be liable for any of the Obligations; (iv) Lender holds or has resorted to any security for any of the Obligations; or (v) Lender has invoked any other remedies or rights Lender has available with respect to any of the Obligations. The liability of Guarantor as surety and Guarantor is unconditional. Guarantor therefore agrees to pay the Obligations even if any of the Loan Documents, or any part thereof, are for any reason invalid or unenforceable. Guarantor further agrees to make full payment to Lender even if circumstances exist which otherwise constitute a legal or equitable discharge of Guarantor as surety or guarantor.

        4. Subrogation; Marshalling; Subordination. Guarantor waives and agrees not to enforce any of the rights of Guarantor against Borrower unless and until Borrower is no longer liable in any respect to Lender, including, but not limited to: (i) any right of Guarantor to be subrogated in whole or in part to any right or claim with respect to any of the Obligations or any portion thereof to Lender which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Obligations or any portion thereof; and (ii) any right of Guarantor to require the marshalling of assets of Borrower which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Obligations or any portion thereof Guarantor agrees that (i) all of the obligations of Borrower to Guarantor, whether now existing or hereafter arising, are subordinated to the prior payment in full of all of the Obligations and (ii) it will not, without the prior written consent of Lender, enforce any right or remedy it may have to collect any of the obligations of Borrower to Guarantor.

        5. Waiver of Notice. Guarantor waives any and all notice with respect to: (i) acceptance by Lender of this Agreement or any of the Loan Documents; and (ii) the provisions of any of the Loan Documents or any other instrument or agreement relating to the Obligations; and (iii) any default in connection with the Obligations.

        6. Waiver of Presentment, etc. Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and notice of non-payment in connection with the Obligations.

        7. Waiver of Guarantor Defenses. Guarantor agrees that Lender may do any of the following without notice to Guarantor and without adversely affecting the validity or enforceability of this Agreement or any other agreement, document or instrument given by Guarantor to Lender in connection with this Agreement or the Obligations: (i) release, surrender, exchange, compromise or settle the Obligations, or any part thereof; (ii) change, renew or waive the terms of the Obligations, or any part thereof; (iii) change, renew or waive the terms of any of the Loan Documents or any other note, instrument or agreement relating to the Obligations, such rights in Lender to include without limitation the right to change the rate of interest charged to Borrower (in which event the Obligations shall be deemed also to include all interest at such changed rate);




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 (iv) grant any extension or indulgence with respect to the payment or performance of the Obligations or any part thereof; (v) enter into any agreement of forbearance with respect to the Obligations, or any part thereof;
 (vi) release, surrender, exchange or compromise any security held by Lender for any of the Obligations; (vii) release any person who is a Guarantor or surety or who has agreed to purchase the Obligations or any part thereof; and (viii) release, surrender, exchange or compromise any security or lien held by Lender for the liabilities of any person who is guarantor or surety for the Obligations or any part thereof agrees that Lender may do any of the above as Lender deems necessary or advisable, in Lender's sole discretion, without giving any notice to Guarantor, and that Guarantor will remain liable for full payment and performance of the Obligations. If at any time all or any part of any payment theretofore applied by Lender to any of the liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such liability shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by Lender had not been made.


        8. Representations and Warranties. The Guarantor represents and warrants to the Lender that (which representations and warranties shall continue to be true and correct until the Obligations are paid in full, except for representations which expressly relate to an earlier date in time):

                (a) Organization and Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of ______________; has the lawful power to own or lease its properties and to engage in the business it presently conducts and contemplates conducting; and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction wherein the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                (b) Power and Authority. The Guarantor has the power to make and carry out this Guaranty, to execute and deliver this Guaranty, and to perform its obligations under this Guaranty and all such actions have been duly authorized by all necessary corporate proceedings.

                (c) Validity and Binding Effect. This Guaranty has been duly and validly executed and delivered by the Guarantor. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. No authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the authorization, execution, delivery and carrying out of the terms of this Guaranty by the Guarantor.




                                        3






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                (d) No Conflict. Neither the execution and delivery of this
 Guaranty nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in any breach of the terms and conditions of the articles of incorporation or bylaws of the Guarantor or of any law or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which it is subject, will constitute a default thereunder or will result in the creation or enforcement of any lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Guarantor.

                (e) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor or its officers, against it at law or equity before any court or before any federal, state, municipal or any governmental department, commission, board, agency or instrumentality whether or not covered by insurance which individually or in the aggregate may result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of the Guarantor or in any impairment in the Guarantor's ability to perform its obligations under this Guaranty. Neither the Guarantor nor any of its officers has knowledge of any default with respect to any order, writ, injunction or any decree of any court or any federal, state, municipal or other governmental department, commission or bureau, agency or instrumentality which may result in any such materially adverse effect or impairment.


                (f) Audited Financial Condition. The Guarantor has heretofore delivered to the Lender copies of the balance sheet of the Guarantor as of April 30, 1995 and the statements of income, retained earnings and changes in financial position of the Guarantor for the fiscal year ended on such date, which have been certified by Cohen & Siegel, independent certified public accountants. Such financial statements (including the related notes) are correct and complete and fairly present the financial condition of the Guarantor as of April 30, 1995 and the results of its operations for the fiscal year then ended and have been prepared in accordance with generally accepted accounting principles consistently applied by the Guarantor; there were no material liabilities as of April 30, 1995, contingent or otherwise, of the Guarantor not reflected in said balance sheet (including the related notes) as of said date.

                (g) Changes in Financial Condition. Since April 30, 1995, the date of the last audited balance sheet of the Guarantor delivered to the Lender, there has been no Material Adverse Change in the business, assets, liabilities, contingent or otherwise, or financial condition of the Guarantor from those set forth in said balance sheet (including the related notes) as of that date.

                (h) Tax Returns and Taxes. The Guarantor has filed all federal, state and local tax returns and other reports it was required by law to file prior to the date hereof and which were material to the conduct its respective businesses, has paid or caused to be paid all taxes, assessments and other governmental charges that were due and payable prior to the date hereof, and has made adequate provision in its financial statements for the payment of such taxes,

                                        4







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 assessments and other charges accruing but not yet payable; the Guarantor has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges which is not provided for on its books.

                (i) Compliance with Laws. The Guarantor has complied with all applicable laws such that it has not been subject to any fines, penalties, injunctive relief or similar criminal liabilities which in the aggregate have materially affected the business operations or financial condition of the Guarantor or the ability of the Guarantor to perform its obligations under this Guaranty.

                (j) Plans and Benefit Arrangements.

                       (i) The Guarantor and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There have been no COBRA Violations by the Guarantor which could result in any material liability to the Guarantor. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Guarantor, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability to the Guarantor or any other member of the ERISA Group. The Guarantor and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any law pertaining thereto. With respect to each Plan, Multiemployer Plan, and Benefit Arrangement that is a defined contribution plan, the Guarantor and each member of the ERISA Group (A) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, if applicable, or contractual obligations to contribute to such plans, (B) have not incurred any liability to the PBGC and (C) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

              (k) Environmental Matters.

                       (i) The operations of the Guarantor comply with all of the Environmental Laws;

                       (ii) There have been no Regulated Substances disposed of on any of the properties owned or leased by the Guarantor;

                       (iii) There are no Environmental Conditions present on any of the properties owned or leased by the Guarantor;

                       (iv) The Guarantor has received no notice from a Governmental Authority that it is, or is considered potentially, liable for any Environmental Conditions;


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                       (v) There are no underground storage tanks, asbestos or
  equipment containing polychlorinated biphenyls on the property owned or leased by the Guarantor other than those present and utilized in compliance with all of the Environmental Laws; and

                       (vi) The Guarantor does not manufacture, store, use, generate, treat, dispose or manage any Regulated Substances except in compliance with all of the Environmental Laws.

                (l) Ownership of Guarantor. All of the issued and outstanding capital stock of the Guarantor is owned as follows: ________________________.

                (m) Participations as General Partner. The Guarantor is currently the general partner of _________ limited partnerships and all borrowings under each limited partnership are non-recourse to the assets of Guarantor; and none of Guarantor's rights under any limited partnership, in which it is the general partner, has been pledged, assigned or encumbered in any fashion.

                (n) Line of Credit. The Guarantor has an available credit line of $10,000,000 and no borrowings are outstanding under such line of credit at this time.

                (o) Accounting Matters. All of Guarantor's financial books and records reflect (i) assets, liabilities, revenues and expenses associated with its interests in limited partnerships in an amount corresponding to the Guarantor's proportional interest in each limited partnership and (ii) the net asset value maintained by Guarantor for each limited partnership interest is restated (i.e. reduced) from time to time to the extent that any annual appraisal of the equipment owned by such partnership reflects a net asset value of such equipment 15% or more below the net asset value that such equipment is maintained on the books and records of the limited partnership.

                (p) General Validity. No representation or warranty by the Guarantor contained herein or in any other Loan Document contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

        9. Affirmation Covenants. The Guarantor covenants that, until payment in full of the Obligations, it will, unless otherwise consented to in writing by the Lender:

                (a) Preservation of Corporate Existence, etc. Maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, and maintain and keep all its property in good repair, working order and condition, ordinary wear and tear alone excepted, and make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency and suitability for their use or intended uses within the business of all such properties shall at all times be properly preserved and maintained;

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                (b) Payment of Liabilities, Including Taxes, etc. Duly pay and
 discharge all Indebtedness to which it is subject or which is asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such Indebtedness, including taxes, assessments or charges, is being contested in good faith and by appropriate proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made, but only to the extent that failure to discharge any such Indebtedness would not result in any liability which would adversely affect to a material extent the financial condition of the Guarantor;

                (c) Maintenance of Insurance. Maintain, at its own expense, insurance in an amount and of a type standard in the industry with insurers and reinsurers of recognized reputation and responsibility, all of which shall be satisfactory to Lender;

                (d) Visitation Rights. Permit any of the officers or authorized employees or representatives of the Lender to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lender may reasonably request;

                (e) Keeping of Records and Books of Account. Maintain and keep proper books of record and account in accordance with generally accepted accounting practices applied on a consistent basis and in which full, true and correct entries shall be made of all its dealings and business and financial affairs;

                (f) Maintenance of Limited Partnership Interests, Trademarks, etc. Maintain in full force and effect all limited partnership interests held by Guarantor and all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would substantially interfere with the normal operations of the Guarantor or adversely affect to a material extent the financial condition, business or operations of the Guarantor;

                (g) Plans and Benefit Arrangements. Comply, and cause each member of the ERISA Group to comply, with ERISA, the Internal Revenue Code and other applicable laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change;

                (h) Compliance with Laws. Comply with all applicable laws in all respects provided that the Guarantor shall not be deemed to be in violation of this subsection (i) as the result of any failure to comply which would not result in fines, penalties, injunctive relief or other similar criminal liabilities which in the aggregate materially affect the business operations or financial condition of the Guarantor or the ability of the Guarantor to perform its obligations under this Guaranty; and

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                (i) Liquidation, Merger, etc. Neither (i) Liquidate, merge or consolidate with or into any other person or take any action in furtherance of any thereof; (ii) permit any other person to consolidate with or merge into it, nor (iii) sale, assign or dispose of substantially all of its assets in one or a series transactions.








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         10. Financial Reporting Covenants. The Guarantor covenants that, until payment in full of the Obligations, it will furnish to the Lender:

               (a) Quarter-Fiscal Year Financial Statements. Within 60 days after the close of each of the first three quarter-fiscal year periods of each fiscal year of the Guarantor, unaudited statements of income, retained earnings and changes in financial position of the Guarantor for such quarter-fiscal year period, and an unaudited balance sheet of the Guarantor as of the close of such quarter-fiscal year period, all in reasonable detail and certified by the chief accounting officer the Guarantor, subject to year-end audit adjustments, as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the annual financial statements last furnished under Lender.

               (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Guarantor, statements of income, retained earnings and changes in financial position of the Guarantor for such fiscal year and a balance sheet of the Guarantor as of the close of such fiscal year, all in reasonable detail, such financial statements to be certified by independent certified public accountants of recognized standing selected by the Guarantor and satisfactory to the Lender, whose certificate or opinion accompanying such financial statements shall not contain any material qualification or exception not satisfactory to the Lender.

                (c) Other Information. Such other information respecting the business, properties or condition of operations, financial or otherwise, of the Guarantor as the Lender may from time to time reasonably request.[qp]

        11. Set-Off. Guarantor, as security for the Obligations and for the obligations of the Guarantor hereunder, pledges to Lender, and grants to Lender a security interest in and a right of act-off against, all moneys, deposits and other property of any kind owned by Guarantor or in which Guarantor has an interest and which are or shall be in the possession or control of Lender at any time for any reason whatsoever.

        12. Waivers by Lender. Guarantor agrees that no failure on the part of Lender to exercise any of its rights under this Agreement shall be a waiver of such rights or a waiver of any default by Guarantor. Guarantor further agrees that no waiver or modification of any rights of Lender under this Agreement shall be effective unless in writing and signed by an authorized officer of Lender. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of Lender in any other respect.

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         13. Costs and Expenses. Guarantor agrees to pay all costs and expenses, including reasonable attorney's fees, incurred by Lender in enforcing this Agreement against Guarantor. Guarantor further agrees to pay all costs and expenses, including attorney's fees, incurred by Lender in collecting or enforcing or attempting to collect or enforce the Obligations.

         14. Successors and Assigns. Guarantor agrees that this Agreement shall be binding upon Guarantor, and Guarantor's respective successors or assigns. Guarantor further agrees that this Agreement shall inure to the benefit of Lender, its successors and assigns.

         15. Governing Law. Guarantor agrees that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflict of laws.

         16. Sealed Instrument. Guarantor recognizes that this Agreement when executed constitutes a sealed instrument and as a result the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.

         17. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

         18. Jurisdiction. The Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in-any state or Federal court of competent jurisdiction in the Commonwealth of Pennsylvania and the Guarantor submits to the personal jurisdiction of such court and agrees that a confession of judgment, summons or complaint commencing in action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if personally served or by certified mail to it at its address designated beneath its signature hereto, or as otherwise provided under the laws of the Commonwealth of Pennsylvania.

         19. Section Headings. The underlined section headings are for convenience of reference only and shall not in any way affect the interpretation or construction hereof.

         20. Confession of Judgment. GUARANTOR HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, TO APPEAR FOR GUARANTOR AND, WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, CONFESS A JUDGMENT OR JUDGMENTS AGAINST GUARANTOR IN ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA, AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE REIMBURSEMENT DOCUMENTS, IN FAVOR OF LENDER OR ITS SUCCESSORS OR ASSIGNS FOR THE UNPAID PRINCIPAL BALANCE OF THE OBLIGATIONS, AND ALL INTEREST THEREON, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF 20% FOR COLLECTION. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR


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 SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, AND MAY BE EXERCISED
 FROM TIME TO TIME AND AS OFTEN AS LENDER OR ITS SUCCESSORS OR ASSIGNS SHALL DEEM NECESSARY OR DESIRABLE. THE VALIDITY OF ANY JUDGMENT ENTERED UNDER THE AUTHORITY OF THIS WARRANT SHALL NOT BE ADVERSELY AFFECTED BY THE OCCURRENCE
 OF ANY OF THE EVENTS DESCRIBED IN PARAGRAPH 7 OF THIS AGREEMENT AND ANY SUCH JUDGMENT SHALL BE FULLY ENFORCEABLE UP TO THE AMOUNT OF THE OBLIGATIONS AT THE TIME ENFORCEMENT OF THE JUDGMENT IS SOUGHT, PLUS AN ATTORNEY'S COMMISSION OF 20% FOR COLLECTION, EVEN THOUGH ANY OF THE EVENTS DESCRIBED IN PARAGRAPH 7 HAVE OCCURRED. GUARANTOR HEREBY FOREVER WAIVES AND RELEASES ANY AND ALL ERRORS IN SAID PROCEEDINGS, WAIVES STAY OF EXECUTION, STAY, CONTINUANCE OR ADJOURNMENT OF SALE ON EXECUTION, THE RIGHT TO PETITION TO SET ASIDE OR ORDER A RESALE, THE RIGHT TO EXCEPT TO THE SHERIFF'S SCHEDULE OF PROPOSED DISTRIBUTION, THE RIGHT OF INQUISITION AND EXTENSION OF TIME OF PAYMENT, AND AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY EXECUTION ISSUED ON ANY SUCH JUDGMENT, AND GUARANTOR SPECIFICALLY WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR MAY HEREAFTER BE EXEMPT UNDER ANY EXISTING OR FUTURE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF PENNSYLVANIA OR OF ANY OTHER JURISDICTION.

        21. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        22. Waiver of Jury Trial. GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER REIMBURSEMENT DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE REIMBURSEMENT DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT GUARANTOR HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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        IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has executed this Agreement as of the 30th day of November, 1995.

ATTEST:                            TRANS CONTINENTAL AIRLINES, INC.

___________________                By:    /s/ LOUIS J. PEARLMAN
___________________                       ______________________
[SEAL]                             Title:  President
                                          ______________________
                                   Address: 7380 Sand Lake Road, Suite 200
                                            Orlando, Florida 32819



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